                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [x]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

    [ ] PRELIMINARY PROXY STATEMENT
    [x] DEFINITIVE PROXY STATEMENT
    [ ] DEFINITIVE ADDITIONAL MATERIALS
    [ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12
    [ ] CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

                           QUAKER FABRIC CORPORATION
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       -------------------------------------------------------------------------


    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 2001

                              -------------------

To: The Stockholders of QUAKER FABRIC CORPORATION

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the 'Company') will be held at the corporate offices of Fleet Financial Corporation, 100 Federal Street, Thirty-fifth Floor, Boston, MA 02110, on May 17, 2001 at 11:00 a.m. for the following purposes:

        1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

        2. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 29, 2001; and

        3. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

    The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

Fall River, Massachusetts
April 12, 2001




    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 2001

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the 'Company' or 'Quaker') for the Annual Meeting of Stockholders to be held on May 17, 2001 at 11:00 a.m., local time, at the corporate offices of Fleet Financial Corporation, 100 Federal Street, Thirty-fifth Floor, Boston, MA 02110. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 12, 2001. A copy of the Company's Annual Report for the fiscal year ended December 30, 2000 ('Fiscal 2000') is being sent to stockholders together with this Proxy Statement.

    The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

    A stockholder who executes the accompanying form of proxy may revoke it
(i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

                         VOTING SECURITIES OUTSTANDING

    Only stockholders of record at the close of business on April 2, 2001 will be entitled to vote at the Annual Meeting of Stockholders. As of March 16, 2001, the Company had outstanding 15,722,610 shares of Common Stock, par value $0.01 per share (the 'Common Stock'), which are the only outstanding voting securities of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table describes, as of March 16, 2001, shares of the Company's Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and officers of the Company as a group, based on information furnished by the respective entities and individuals.

                            NAME                               SHARES     PERCENT
                            ----                               ------     -------
Larry A. Liebenow(1)(2).....................................  3,063,094    18.7%
Anthony Degomes(1)(3).......................................  2,883,361    17.7%
Duncan Whitehead(1)(4)......................................  2,882,494    17.7%
Nortex Holdings, Inc.(5)....................................  2,824,094    17.3%
Elkin McCallum(6)...........................................  1,392,450     8.9%
Wellington Management Company, LLP(7).......................  1,215,000     7.7%
Dimensional Fund Advisors, Inc.(8)..........................  1,141,700     7.3%
Peter E. Salas(9)...........................................    971,500     6.2%
Sangwoo Ahn(10).............................................    540,747     3.4%
M. Beatrice Spires(1)(11)...................................    132,575     *
Jerry I. Porras(12).........................................     87,866     *
Eriberto R. Scocimara(13)...................................     44,166     *
Mark Hellwig(1)(14).........................................     34,810     *
All executive officers and directors as a group
  (12 persons)..............................................  4,586,272    26.6%

---------

 * Less than 1%

 (1) The address for the named individual is c/o Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721.

 (2) Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 144,000 shares of Common Stock which Mr. Liebenow will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Liebenow through Nortex Holdings, Inc. ('Nortex Holdings.') Mr. Liebenow owns 70.5% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (3) Consists of (i) 11,267 shares of Common Stock owned directly by Mr. Degomes, (ii) 48,000 shares of Common Stock which Mr. Degomes will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Degomes through Nortex Holdings. Mr. Degomes owns 12.0% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (4) Consists of (i) 9,800 shares of Common Stock owned directly by Mr. Whitehead, (ii) 48,000 shares of Common Stock which Mr. Whitehead will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined), (iii) 600 shares of Common Stock held by Mr. Whitehead's children, and (iv) the shares of Common Stock beneficially owned by Mr. Whitehead through Nortex Holdings. Mr. Whitehead owns 17.5% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (5) Consists of (i) 2,268,556 shares of Common Stock owned directly by Nortex Holdings, and (ii) 555,538 shares which Nortex Holdings has the right to acquire upon exercise of the Nortex Option (as hereinafter defined). The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.

 (6) Based solely upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2000. The address for Mr. McCallum is c/o Joan Fabrics Corporation, 100 Vesper Executive Park, Tyngsboro, MA 01879. Includes 792,450 shares of Common Stock held by Main Street Textiles, L.P.

 (7) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.

 (9) Based solely upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on December 1, 1999 by Mr. Salas, as General Partner of Dolphin Offshore Partners, L.P. The address for Mr. Salas is c/o Dolphin Asset Management, 129 East 17th Street, New York, NY 10003.

(10) Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn,
     (ii) 44,166 shares which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company,
     (iii) 23,000 shares of Common Stock held by his children, (iv) 157,300 shares of Common Stock held by his spouse, and (v) 10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the shares owned by his children, his spouse, and the Ahn Family Foundation. The address for Mr. Ahn is c/o Morgan Lewis Githens & Ahn, Two Greenwich Plaza, Greenwich, Connecticut 06830.

(11) Consists of (i) 14,075 shares of Common Stock owned directly by Ms. Spires, (ii) 70,500 shares of Common Stock which Ms. Spires has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 48,000 shares which she has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(12) Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and (ii) 44,166 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(13) Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian-American Enterprise Fund, 1 East Putnam Avenue, Greenwich, Connecticut 06830.

(14) Consists of (i) 10,810 shares of Common Stock owned directly by Mr. Hellwig and (ii) 24,000 shares of Common Stock which Mr. Hellwig has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).
                              -------------------

    Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ('SEC'). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during Fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

                               VOTING OF PROXIES

    Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on April 2, 2001. Stockholders do not have cumulative voting rights in the election of directors.

    On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, (ii) for ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 29, 2001 ('Fiscal 2001'), and (iii) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on either the outcome of the election of directors or the ratification of auditors.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

                                                                                            BEGINNING
                                                                                         YEAR OF SERVICE
               NAME                 AGE                 POSITIONS/OFFICE                   AS DIRECTOR
               ----                 ---                 ----------------                   -----------
Sangwoo Ahn.......................  62    Chairman of the Board of Directors                  1993
Larry A. Liebenow.................  57    Director, President, and Chief Executive
                                          Officer                                             1989
Jerry I. Porras...................  62    Director                                            1997
Eriberto R. Scocimara.............  65    Director                                            1993

    All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

    Sangwoo Ahn. Mr. Ahn has served as a director of the Company since March 12, 1993 and as Chairman of the Board since May 19, 1993. Mr. Ahn has served as a general partner of Morgan Lewis Githens & Ahn, an investment banking firm, since 1982. Mr. Ahn also serves as a director of Kaneb Services, Inc., Kaneb Pipeline Partners, L.P., and PAR Technology Corp.

    Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. ('Nortex International'). From September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana,

S.A., a Mexican yarn and upholstery fabric manufacturing concern. Mr. Liebenow is also a member of the U.S. Advisory Board of the National Grid.

    Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change at Stanford University's Graduate School of Business, where he has taught various courses on organizational behavior and change for the last twenty-nine years. Since 1970, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras is also a co-owner of Stream Analytics, Inc., a software firm which develops applications for organizational diagnosis and change management. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company, State Farm General Insurance Company and ReloAction.

    Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Euronet Services, Inc. and Roper Industries, Inc.

    During Fiscal 2000, the Board of Directors held five meetings. Each continuing director nominated by management for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member.

COMMITTEES

    The Board has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Compensation Committee, currently composed of Messrs. Ahn, Liebenow and Porras, reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Stock Option Committee, currently composed of Messrs. Ahn, Porras and Scocimara, administers the Company's stock option plans.

AUDIT COMMITTEE REPORT

    The Audit Committee acts pursuant to a written charter, a copy of which is annexed hereto as Appendix A. In fulfilling its duties, the Audit Committee has:
(a) reviewed and discussed the Company's audited financial statements for Fiscal 2000 with management; (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61;
(c) received certain written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence; and
(d) based upon its review of the above, recommended to the Board that the Company's audited financial statements for Fiscal 2000 be included in the Company's Fiscal 2000 annual report on Form 10-K. The Audit Committee currently consists of Messrs. Ahn, Porras, and Scocimara, none of whom has any relationship to the Company that may interfere with the exercise of his independence from management or the Company. The Audit Committee members are 'independent' as defined under listing standards of Nasdaq. The Audit Committee met five times during the fiscal year ended December 30, 2000 and each member attended all meetings.

AUDIT FEES

    For Fiscal 2000, the Company paid aggregate fees of $169,500 to its auditors in connection with the Company's annual audit and for the review of the Company's financial statements included in the Company's quarterly Form 10-Q filings.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    For Fiscal 2000, the Company paid no fees to its auditors in connection with financial information systems design or implementation.

ALL OTHER FEES

    During Fiscal 2000, the Company was billed aggregate fees of $177,185 from its principal accountants for all non-audit services. The Audit Committee, in fulfilling its duties, has considered whether the Company's principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence.

DIRECTORS' REMUNERATION

    For their services as directors of the Company, each of Messrs. Ahn, Porras, and Scocimara is paid a $25,000 annual retainer and is entitled to receive a $1,000 fee for each Board and Committee meeting attended.

    Effective May 18, 2000, the Company granted to each of Messrs. Ahn, Porras and Scocimara an option, fully exercisable at any time prior to May 17, 2010, to purchase 10,000 shares of Common Stock at an exercise price of $5.40625 per share. Effective December 14, 2000, the Company granted to each of Messrs. Ahn, Porras and Scocimara an option, fully exerciseable at any time prior to December 13, 2010, to purchase 10,000 shares of Common Stock at an exercise price of $4.00. For a period of three months following the termination of directorship for any reason except for cause (as defined in each option agreement), the optionholder may exercise that portion of the options which were otherwise exercisable on the date of termination. Upon termination of the directorship for cause, all unexercised options would be forfeited.

    All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Liebenow, Ahn and Porras. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions and decisions relating to his own salary, benefits and incentive compensation.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by the Company for services rendered during 1998, 1999 and 2000 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers of the Company whose total cash compensation for 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                                ANNUAL COMPENSATION             SECURITIES
                                           ------------------------------       UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR   SALARY($)      BONUS($)       OPTIONS(#)    COMPENSATION($)
      ---------------------------          ----   ---------      --------       ----------    ---------------
Larry A. Liebenow ......................   2000    618,000       210,120(2)      135,000(4)        48,138(8)
  President and Chief Executive Officer    1999    600,000         --             --               46,482(9)
                                           1998    600,000         --             60,000(5)        46,482(10)

M. Beatrice Spires .....................   2000    258,000        87,720(2)       45,000(6)        15,960(8)
  Vice President -- Styling and Design     1999    228,176         --             --               16,003(9)
                                           1998    180,000         --             20,000(5)        11,200(10)

Mark Hellwig ...........................   2000    247,000        83,980(2)       45,000(6)        14,660(8)
  Vice President -- Supply Chain           1999    240,000        36,000(3)       --              112,775(9)
  Management                               1998     41,538(1)      --             50,000(7)         7,517(10)

Anthony Degomes ........................   2000    226,400        61,581(2)       45,000(6)        25,981(8)
  Vice President -- New Business           1999    226,400         --             --               25,368(9)
  Development                              1998    223,024         --             20,000(5)        24,855(10)

Duncan Whitehead .......................   2000    206,000        70,040(2)       45,000(6)        27,113(8)
  Vice President -- Research and           1999    195,561         --             --               25,591(9)
  Development                              1998    185,000         --             20,000(5)        25,366(10)

---------

 (1) Mr. Hellwig joined the Company as an executive officer during October 1998.

 (2) Consists of a bonus paid in 2001 attributable to 2000 operations.

 (3) Consists of a bonus paid in 2000 attributable to 1999 operations.

 (4) Represents options to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over five years beginning on
     (i) May 18, 2000, with respect to the grant of an option to purchase 60,000 shares, and (ii) December 14, 2000, with respect to the grant of an option to purchase 75,000 shares.

 (5) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on November 2, 1998, the date of grant.

 (6) Represents options to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over five years beginning on
     (i) May 18, 2000, with respect to the grant of an option to purchase 20,000 shares, and (ii) December 14, 2000, with respect to the grant of an option to purchase 25,000 shares.

 (7) Represents an option to purchase shares of Common Stock granted by the Company to Mr. Hellwig pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on October 19, 1998, the date of the grant.

 (8) Includes the Company's payment of $37,656, $15,560, $14,260, $14,197 and
     $12,847 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires' Mr. Hellwig's and Mr. Whitehead's
                                              (footnotes continued on next page)

(footnotes continued from previous page) accounts under the Company's 401(k) plan; and the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively.

 (9) Includes the Company's payment of $36,000, $11,850, $14,400, $13,584 and
     $11,325 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires' and Mr. Whitehead's accounts under the Company's 401(k) plan; the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively; the Company's payment of $98,375 to Mr. Hellwig as a moving and relocation allowance; and $3,753 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

(10) Includes the Company's payment of $36,000, $10,800, $3,600, $13,071 and
     $11,100 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires and Mr. Whitehead's accounts under the Company's 401(k) plan; the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively; and the Company's payment of $3,917 to Mr. Hellwig as a moving and relocation allowance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                        INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                    ---------------------------------------------------------     ANNUAL RATE OF
                                      NUMBER OF                                                     STOCK PRICE
                                     SECURITIES                                                  APPRECIATION FOR
                                     UNDERLYING      % OF TOTAL                                 OPTION TERMS(3)(4)
                                    OPTIONS/SARS    OPTIONS/SARS   EXERCISE BASE   EXPIRATION   -------------------
               NAME                 GRANTED(#)(1)    GRANTED(2)     PRICE($/SH)       DATE       5%($)      10%($)
----------------------------------  -------------    ----------     -----------       ----       -----      ------
Larry A. Liebenow.................     60,000           7.8            5.41         05/17/10    204,225    517,425
                                       75,000           9.7            4.00         12/13/10    189,000    477,750

M. Beatrice Spires................     20,000           2.6            5.41         05/17/10     68,075    172,475
                                       25,000           3.2            4.00         12/13/10     63,000    159,250

Mark Hellwig......................     20,000           2.6            5.41         05/17/10     68,075    172,475
                                       25,000           3.2            4.00         12/13/10     63,000    159,250

Anthony Degomes...................     20,000           2.6            5.41         05/17/10     68,075    172,475
                                       25,000           3.2            4.00         12/13/10     63,000    159,250

Duncan Whitehead..................     20,000           2.6            5.41         05/17/10     68,075    172,475
                                       25,000           3.2            4.00         12/13/10     63,000    159,250

---------

(1) Includes options granted on May 18, 2000 and December 14, 2000. All such options become exerciseable in five equal installments, the first installment becoming exerciseable one year after the date of grant.

(2) During Fiscal 2000, stock options representing an aggregate of 774,000 shares of Common Stock were granted by the Company to all employees as a group.

(3) Represents gain before income taxes. The fair market values of the Common Stock on May 18, 2000 and December 14, 2000 were $5.40625 and $4.00 per share, respectively.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) The dollar amounts under these colums are the result of calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock.

OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the fiscal year-end value of unexercised options held by the executives named in the Summary Compensation Table.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF       NUMBER OF        VALUE OF THE       VALUE OF THE
                                                           SECURITIES      SECURITIES     UNEXERCISED IN-    UNEXERCISED IN-
                                                           UNDERLYING      UNDERLYING        THE-MONEY          THE-MONEY
                                SHARES                    OPTIONS/SARS    OPTIONS/SARS      OPTIONS/SARS       OPTIONS/SARS
                               ACQUIRED                   AT FY-END(#)    AT FY-END(#)    AT FY-END($)(1)    AT FY-END($)(1)
                                  ON           VALUE      ------------   --------------   ----------------   ----------------
           NAME              EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
---------------------------  -----------    -----------   -----------    -------------      -----------       -------------
Larry A. Liebenow..........     --             --           391,654(2)       --              1,253,293            --
                                --             --            81,000(3)       54,000(3)         --                 --
                                --             --            24,000(6)       36,000(6)         --                 --
                                --             --            --              60,000(7)         --                 --
                                --             --            --              75,000(8)         --                 --

M. Beatrice Spires.........     --             --            70,500(4)       --                127,041            --
                                --             --            27,000(3)       18,000(3)         --                 --
                                --             --             8,000(6)       12,000(6)         --                 --
                                --             --            --              20,000(7)         --                 --
                                --             --            --              25,000(8)         --                 --

Mark Hellwig...............     --             --            20,000(5)       30,000(5)         --                 --
                                --             --            --              --                --                 --
                                --             --            --              --                --                 --
                                --             --            --              20,000(7)         --                 --
                                --             --            --              25,000(8)         --                 --

Anthony Degomes............     --             --            66,664(2)       --                213,325            --
                                --             --            27,000(3)       18,000(3)         --                 --
                                --             --             8,000(6)       12,000(6)         --                 --
                                --             --            --              20,000(7)         --                 --
                                --             --            --              25,000(8)         --                 --

Duncan Whitehead...........     --             --            97,219(2)       --                311,101            --
                                --             --            27,000(3)       18,000(3)         --                 --
                                --             --             8,000(6)       12,000(6)         --                 --
                                --             --            --              20,000(7)         --                 --
                                --             --            --              25,000(8)         --                 --

---------

(1) Based on a closing sales price of $4.00 per share as quoted on the Nasdaq National Market on December 29, 2000, the last trading date in Fiscal 2000.

(2) Represents the indicated person's proportionate interest (based upon ownership of Nortex Holdings shares) in options granted by the Company to Nortex Holdings (the 'Nortex Option'). The exercise price of the shares covered by each option is $0.80 per share and the Nortex Option covers a total of 555,538 shares of Common Stock.

(3) Represents options granted by the Company on May 21, 1997 to certain executive officers of the Company (the '1997 Stock Option Plan'). The exercise price of the shares covered by each option is $10.17 per share. The 1997 Stock Option Plan currently covers a total of 1,270,000 shares of Common Stock.

(4) Represents options granted by the Company on April 13, 1993 to certain executive officers of the Company (the '1993 Stock Option Plan'). The exercise price of the shares covered by each option is $2.75 per share as to 60% of the shares purchasable upon exercise of the option and $1.37 per share as to 40% of the shares purchasable upon exercise of the option. The 1993 Stock Option Plan currently covers a total of 318,391 shares of Common Stock.

(5) Represents options granted by the Company on October 19, 1998 to Mr. Hellwig pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.25 per share.

(6) Represents options granted by the Company on November 2, 1998 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.25 per share.

(7) Represents options granted by the Company on May 18, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $5.40625 per share.

(8) Represents options granted by the Company on December 14, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.00 per share.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company is a party to an Employment Agreement, amended as of February 24, 1997, and further amended as of December 17, 1999 (the 'Employment Agreement'), with Larry A. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2002, subject to an automatic three-year extension unless terminated by the Company upon one year's prior notice.

    Mr. Liebenow may terminate the Employment Agreement at any time upon three months' prior notice. The Employment Agreement provides for a base salary of $600,000 (effective January 1, 1997), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine. Pursuant to the Employment Agreement, the Company has the right to terminate Mr. Liebenow's employment only for cause (as defined in the Employment Agreement). Upon voluntary termination of employment by Mr. Liebenow, termination of his employment for cause (other than conviction of a crime involving moral turpitude) or termination of his employment for any other reason (other than conviction of a crime involving moral turpitude), Mr. Liebenow will receive a lump sum payment equal to three times his prior year's base salary plus any bonus paid or payable with respect to the prior year. If the Employment Agreement had terminated as of January 1, 2001, Mr. Liebenow would have been entitled to receive $2,484,360. Payments and benefits payable to Mr. Liebenow as a result of a change-in-control are grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2002 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

    Effective December 17, 1999, the Company entered into change-in-control agreements (the 'CIC Agreements') with each of its vice presidents. The CIC Agreements provide that in the event of the termination of employment of a vice president in connection with a change-in-control of the Company, as that term is defined in the CIC Agreements, then such vice president would be entitled to a lump sum payment equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-the-control, plus certain other benefits. If the employment relationships of Ms. Spires, Mr. Hellwig, Mr. Degomes and Mr. Whitehead had terminated on January 1, 2001 as a result of a change-in-control, they would have received $518,580, $496,470, $431,972 and $414,060, respectively, under the CIC Agreements.

INCENTIVE COMPENSATION PLAN

    The Company's annual executive incentive compensation plans (the 'EIC Plans'), in which all the Company's Vice Presidents participate, are designed to encourage the executives to work effectively together as a team and to establish a clear relationship between the Company's financial performance and overall executive compensation levels. Prior to 1999, the Compensation Committee had based the formula for the EIC Plan bonus pools on a percentage (which, in the previous three years, had ranged from 3 to 7%) of the amount by which the Company's Adjusted Pre-tax Income during the applicable EIC Plan year exceeded the preceding year's Adjusted Pre-tax Income, subject to a maximum bonus pool equal to 25% of the aggregate base salaries paid to all EIC Plan participants during the applicable EIC Plan year. Each EIC Plan participant's actual allocable share of the bonus pool was determined by Quaker's President and reviewed by the Compensation Committee. Bonus pools have historically been distributed equally to each EIC participant, rather than based upon individual performance, to further promote teamwork among the Company's executives.

    Beginning in 1999, the Company's EIC Plan was redesigned to encourage teamwork while also providing recognition of individual contributions. Pursuant to the terms of the 2000 EIC Plan, the Company's President and each Vice President would have been entitled to receive a cash bonus equal to 30% of his/her base salary if the Company had achieved its 2000 net income objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive's bonus based upon achieving the Company's 2000 net income goal and 20% based on his or her individual performance. Individual bonuses of up to 35% of base salary would have been payable in the event the Company exceeded its 2000 net income goals by 20% or more and the executive met all of his or her individual performance objectives.

    The formulas resulted in total bonuses paid of $782,568 for EIC Plan year 2000, and no bonuses paid with respect to EIC Plan years 1998 and 1999. No payments are permitted under the EIC Plan to participants who resigned or were terminated for cause during the applicable EIC Plan year. Pro rata distributions would have been made with respect to any participant who died, retired, or whose employment was terminated without cause during the applicable EIC Plan year.

    It is anticipated that the Company will continue, annually, to establish executive incentive compensation plans similar to those described above.

DEFERRED COMPENSATION PLAN

    On July 16, 1992, the Company established a Deferred Compensation Plan (the 'Retirement Plan'), for the benefit of all of the Company's executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf and split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company's obligations under the Retirement Plan. The Company has established an irrevocable 'grantor' trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company's general creditors.

    Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant's employment with the Company is terminated as a result of a change-in-control, or the plan participant's employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. The Retirement Plan was amended as of December 17, 1999 to make all balances due immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Company's executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company's financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

     To provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility.

     To serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives.

     To provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

    The Compensation Committee achieves these objectives through periodic performance reviews and related adjustments to the base salaries of the Company's executives, through cash bonuses awarded pursuant to the Company's annual incentive compensation plans, and through the Retirement Plan and stock option plans.

    Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive's salary are based upon the Company's overall performance, as well as upon an evaluation of the executive's individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

    In addition, while the performance measures used to evaluate each executive's performance vary from executive to executive, depending upon the executive's specific corporate responsibilities, they are, in every case, a function of the Company's strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company's vice president of sales and marketing include, but are not limited to, sales and order rates in relationship to the Company's operating objectives for the period, expansion of the Company's international business pursuant to the Company's export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company's employment level objectives.

    The annual salary increases awarded to the Company's executives are generally higher, on a percentage basis, in years when the Company's overall performance has been good, and lower in those years when the Company's overall performance has not been as good. In addition, the Compensation Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company's executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company's senior managers.

    The Company's annual executive incentive compensation plans are designed to encourage the Company's executives to work effectively together as a team to maximize the Company's profitability. With the exception of a guaranteed bonus paid to Mr. Hellwig in 2000 pursuant to the terms of the initial offer of employment made to Mr. Hellwig by the Company in 1998, no bonus payments were made to any corporate officers with respect to the Company's fiscal 1998 and 1999 operations. The 2000 Executive Incentive Compensation Plan (the '2000 EIC Plan') set 30% of base salary as a targeted incentive opportunity for all executives, with 80% of the target award (24% of salary) based on achieving the Company's 2000 net income plan (before extraordinary adjustments), 20% of the target award (6% of salary) based on the attainment of agreed upon individual performance objectives, and a maximum award of 35% of base salary payable only in the event the Company's 2000 net income equaled or exceeded 120% of the Company's 2000 business plan objective and the executive had met all of his or her individual performance objectives. Proportionate bonuses of between 30 and 35% of base salary would have been payable in the event the Company's 2000 net income fell between 100 and 120% of the Company's business plan objective, and there would have been no individual awards if 2000 net income had been less than 100% of the Company's 2000 business plan objective. Pursuant to the terms of the 2000 EIC Plan, each 2000 EIC Plan participant's actual payout under the Plan was determined by Quaker's President and reviewed by the Compensation Committee of the Board of Directors, and bonuses of $782,568, in the aggregate, were paid to the Company's executives.

    The Retirement Plan provides a benefit which vests over five years and is based on accumulated contributions to the Plan over the executive's entire period of service. The level of contributions for any year is determined by a formula based on the executive's base salary for that year. This Plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

    The stock option plans offer the Company's executives an incentive to perform in a manner which will result in an increasing price for the Company's stock, since the value of the options granted pursuant to these plans is directly related to the value of the Company's common stock. Options vest over a period of five years and, therefore, provide each executive with an incentive to remain with the Company. In determining the persons who are to receive options, the Compensation Committee considers the person's position, responsibilities, years of service, and accomplishments, as well as the individual's present and future value to the Company, the anticipated length of his future service, and other relevant factors. Options were granted to the Company's executives under the 1993 Stock Option Plan and the 1997 Stock Option Plan (as herein defined) to provide each with a direct stake in the success of the Company and to support the Company's efforts to attract and retain qualified employees.

    Pursuant to the terms of the Employment Agreement, the Company's Compensation Committee reviews Mr. Liebenow's salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company's performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company's audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation Committee's evaluation of the Company's operating and financial performance under Mr. Liebenow's leadership during the review period, as measured by revenues and net income for the review period compared to (i) the business plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. For Fiscal 2000, Mr. Liebenow's base salary was increased in accordance with the criteria set forth above and his bonus for Fiscal 2000 was determined by the Compensation Committee and deemed to be appropriate, from a total compensation standpoint, in light of the Company's financial performance during the period. There were no adjustments to Mr. Liebenow's base salary during 1998 and 1999, and no bonus payments were made to him with respect to the Company's Fiscal 1998 or 1999 operations.

                                          Compensation Committee

                                          SANGWOO AHN
                                          LARRY A. LIEBENOW
                                          JERRY I. PORRAS

PERFORMANCE GRAPH

    The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG QUAKER FABRIC CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                              [PERFORMANCE GRAPH]


                      ASSUMES $100 INVESTED ON DEC. 29, 1995
                            ASSUMES DIVIDEND REINVESTED
                         FISCAL YEAR ENDING DEC. 30, 2000


         COMPANY/INDEX/MARKET           12/29/95   01/03/97   01/02/98   12/31/98   12/31/99   12/29/00
         --------------------           --------   --------   --------   --------   --------   --------
Quaker Fabric.........................  $100.00    $158.57    $217.14    $107.09    $ 72.82    $ 68.54
Peer Group Index......................   100.00      92.17     112.00      79.41      33.02      13.66
NASDAQ Market Index...................   100.00     124.27     152.00     214.39     378.12     237.66

    The above graph compares the cumulative total stockholder return for the Company's Common Stock for the period beginning December 29, 1995 and ending December 29, 2000 with the comparable returns of two indexes. The first index is the NASDAQ Market Index (NMS Industrials) and the second is a peer group consisting of companies which were formed for purposes similar to that of the Company (Burlington Industries Equity, Inc. (NYSE symbol 'BUR'), Collins & Aikman Corporation ('C&A') (NYSE symbol 'CKC'), and Culp Inc. (NYSE symbol 'CFI').) C&A is not represented in the graph after January 4, 1997. C&A sold its Mastercraft division during 1997; as a result, C&A is no longer included in the Company's peer group.

    For purposes of this comparison, the cumulative total stockholder return of each issuer within the peer group has been weighted according to the respective issuer's stock market capitalization at the beginning of the period
(December 29, 1995). This comparison assumes $100 invested on December 29,

1995 in the Company's Common Stock and $100 invested in each of the indexes. This comparison also assumes that all dividends have been reinvested.

CERTAIN TRANSACTIONS

    In 1998, the Company made a $75,000 loan to Ms. Spires in connection with her purchase of a home. Under the terms of the promissory note evidencing the loan, Ms. Spires must repay the full principal amount in sixty equal installments, which commenced on January 1, 2001, Interest is imputed on the loan at the applicable short-term federal rate.

                                  PROPOSAL 2.
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent accountants, to be the independent auditors of the accounts of the Company for Fiscal 2001 and recommends to stockholders that they vote for ratification of that appointment.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any stockholder of the Company who desires to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 12, 2001.

                                          By Order of the Board of Directors


                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

April 12, 2001

                                   APPENDIX A

                           QUAKER FABRIC CORPORATION

                            AUDIT COMMITTEE CHARTER
                                  MAY 18, 2000

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal and regulatory requirements that may have a material effect on the financial statements of the Company, and
(3) the independence and performance of the Company's independent auditors.

    The members of the Audit Committee shall meet the independence and experience requirements applicable to companies listed on the NASDAQ National Market. The members of the Audit Committee shall be appointed by the Board.

    The Audit Committee shall make regular reports to the Board.

    In meeting its responsibilities, the Audit Committee is expected to:

        1. Provide an open avenue of communication between the Board and the Company's independent auditors, which firm shall be ultimately accountable to the Audit Committee and the Board.

        2. Review and update the Committee's charter annually.

        3. Recommend to the Board the independent auditors to be nominated, evaluate the performance of the independent auditors, and review and approve the discharge of the independent auditors.

        4. Confirm and assure the independence of the independent auditors, including a review of management consulting services and related fees provided by the independent auditors and such other information as the independent auditors shall be required to provide in writing to the Audit Committee for this purpose.

        5. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

        6. Consider, in consultation with management and the independent auditors, the scope and plan of the independent auditors with respect to each annual audit of the Company's financial statements and review, with management and the independent auditors, the resulting annual audited financial statements.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

                                   Appendix 1


ZQKR6B                             DETACH HERE

                                      PROXY

                           QUAKER FABRIC CORPORATION

                    Proxy Solicited by the Board of Directors
                       for Annual Meeting of Stockholders
                                  May 17, 2001

         The undersigned stockholder of QUAKER FABRIC CORPORATION (the "Company") hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Fleet Financial Corporation, 100 Federal Street, Thirty-fifth Floor, Boston, MA 02110 on May 17, 2001 at 11:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows on the reverse side.


NOTE: PROXIES THAT ARE MARKED ABSTAIN WILL BE COUNTED AS PRESENT AT THE MEETING.


|----------------|                                                 |----------------|
|  SEE REVERSE   |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |  SEE REVERSE   |
|      SIDE      |                                                 |      SIDE      |
-----------------                                                  -----------------


ZQKR6A                             DETACH HERE


[X]  Please mark
     vote as in
     this sample.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS:
Nominees: (01) Sangwoo Ahn,     (02) Larry A. Liebenow,
          (03) Jerry I. Porras, (04) Eriberto R. Scocimara.

  FOR      [ ]     [ ]  WITHHELD
  ALL                   FROM ALL NOMINEES
NOMINEES


[ ]
-----------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided above.



                                             FOR    AGAINST     ABSTAIN
2.  PROPOSAL TO APPROVE THE APPOINTMENT OF   [ ]      [ ]         [ ]
    ARTHUR ANDERSEN LLP AS INDEPENDENT
    AUDITORS OF THE COMPANY FOR FISCAL 2001.

3. In their discretion, the holders of this proxy are authorized to vote upon such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]


Please date and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint owner must sign. Executors, administrators, trustees, etc., should so indicate when signing and when more than one executor, etc. is named, a majority must sign. If signing for a corporation, please sign full corporate name by duly authorized officer.



Signature:_______________ Date:______ Signature:__________________ Date:________